Exhibit 10.53

THIS SECOND AMENDMENT (“Second Amendment”) TO COAL MINING LEASE is made and dated on July 24th, 2012 (“Effective Date”), and is by and between RUGER COAL COMPANY, LLC (“Ruger” or “RUGER”), a Delaware limited liability company, and SUGAR CAMP ENERGY, LLC (“Lessee” or “Sugar Camp”), a Delaware limited liability company, each a “Party” and collectively the “Parties”.

W I T N E S S E T H

WHEREAS, the Parties entered into that certain Coal Mining Lease dated August 12, 2010 (“Lease”), a Short Form or memorandum of which was recorded on August 26, 2010 in the Office of the Clerk and Recorder of Franklin County, Illinois (“Franklin Clerk’s Office”) as Document No. 2010-3825, which Lease (i) leased to Lessee certain “Coal” as may exist in those certain lands of Ruger located in Franklin County, Illinois, as described and set forth on EXHIBIT A to the Lease, which such EXHIBIT A is attached hereto and made a part hereof, and (ii) contained and set forth the terms and conditions under which such Coal is to be mined by Lessee; and

WHEREAS, in addition to all the other rights granted by Ruger to Sugar Camp in the Lease, Ruger also granted to Sugar Camp, as part of the leasehold, all mining rights, easements, rights-of-way, surface and subsidence rights, options, and other rights of any kind or nature, express or implied, which are appurtenant to Ruger’s ownership of such Coal (defined in the Lease and hereinafter as “Appurtenant Rights”); and

WHEREAS, the Lease was amended by that certain “First Amendment to Coal Mining Lease” with an Effective Date of November 4, 2011 by and between the Parties (“First Amendment”) to add as additional Appurtenant Rights in and under the Lease all the “Subsidence and Mining Rights” (as defined in the First Amendment) relating to the mining of coal underlying certain premises situated in Franklin County, Illinois which Subsidence and Mining Rights were conveyed by Long Prairie Farm, LLC to Ruger in that certain “Special Warranty Deed for Subsidence” dated August 29, 2011 and recorded on August 30, 2011 in the Franklin Clerk’s Office as Document No. 2011-3933;

WHEREAS, in that certain “Coal Lease” made and entered into as of May 14, 2011 from Bob Kearney and Mary Belle Kearney, as Lessor therein, to Sugar Camp, as Lessee therein (“Kearney Lease”), Lessor therein leased certain coal in, on or under certain “leased premises” (as defined in the Kearney Lease) situate in Franklin County, Illinois to Sugar Camp (“Kearney Leased Coal”);

WHEREAS, the Kearney Lease was assigned by Sugar Camp to Ruger by that certain “Assignment and Assumption of Coal Lease” with an Effective Date of May 4, 2011 and recorded on             , 2013 in the in the Franklin Clerk’s Office as Document No.             ;

WHEREAS, in that certain “Coal Mining Lease” made on July 11, 2011 from Larry J. Barrett, Trustee, as Lessor therein, to Ruger (“Barrett Lease”), a memorandum of which (entitled “Memorandum of Mining Lease”) dated July 11, 2011 was recorded on July 11, 2011 in the Office of the Clerk of Hamilton County, Illinois (“Hamilton Clerk’s Office”) in MI 224/307 as I 201102438, Lessor therein leased certain coal underlying certain “Premises” (as defined in the Barrett Lease) situate in Hamilton County, Illinois to Ruger (“Barrett Leased Coal”);

WHEREAS, Ruger has acquired various interests in coal and related mining rights (collectively “New Coal and Mining Rights”) situate in Franklin and Hamilton Counties in Illinois pursuant to the following (collectively “New Deeds”): (i) Coal Warranty Deed dated May 18, 2011 from Linda C. Inabnit, et al., to Ruger and recorded on May 19, 2011 in the Franklin Clerk’s Office as Document No. 2011-2283; (ii) Coal Warranty Deed dated May 23, 2011 from Dorothy Sherley to Ruger and recorded on June 2, 2011 in the Hamilton Clerk’s Office in D 279/126 as I 201102187; (iii) Coal Warranty Deed dated May 26, 2011 from Judith Galloway to Ruger and recorded on June 2, 2011 in the Hamilton Clerk’s Office in D 279/122 as I 201102186; (iv) Coal Warranty Deed dated May 24, 2011 from Mary Smith to Ruger and recorded on June 2, 2011 in the Hamilton Clerk’s Office in D 279/118 as I 201102185; and (v) Coal Warranty Deed dated January 27, 2012 from William L. Webb, Jr. and Lisa Webb, et al., to Ruger and recorded on February 2, 2012 in the Hamilton Clerk’s Office in D 281/8 as I 201203868;

WHEREAS, the New Deeds and the lands of Ruger located in Franklin and Hamilton Counties, Illinois, which are described and set forth in the New Deeds, are listed and set forth on EXHIBIT B which is attached hereto and made a part hereof; and

WHEREAS, the Parties are willing and have agreed to amend the Lease in accordance with the terms, conditions, and provisions of this Second Amendment to (i) amend the First Amendment; (ii) sublease the No. 6 seam of coal of the Kearney Leased

Lease from Ruger to Sugar Camp; and (iii) add to the Lease and to the scope and effect thereof (and as part of the leasehold created therein) the New Coal and Mining Rights by adding the lands listed on EXHIBIT B as new “Premises” in and under the Lease.

NOW, THEREFORE, in consideration of the premises which are not mere recitals but are an integral part hereof and other good and valuable consideration including the rents, royalties, covenants and agreements herein contained, the Parties, intending to be legally bound hereby, covenant and agree as follows:

1. Section 1. of the First Amendment is deleted in its entirety and is replaced with the following new language: “The Parties hereby add as additional Appurtenant Rights (as defined both in the Lease and this First Amendment) in and under the Lease all the Subsidence and Mining Rights.”

2. The first sentence of Section 1. of the Lease (entitled “GRANTING CLAUSE”) is deleted in its entirety and is replaced with the following new sentence: “RUGER, as a contemporaneous exchange in consideration of the covenants of Lessee, as hereinafter expressed to be kept and performed, hereby grants to Lessee, to the extent of RUGER’s interests, the right to mine and remove coal by underground mining methods, and Lessee agrees to mine by such stated methods only, the Economically Mineable and Merchantable Coal which can be mined by such methods from the No. 6 Seam of coal (“Coal”) as may exist in those certain lands of RUGER located in Franklin County and Hamilton County, Illinois, described and set forth in the instruments listed on both EXHIBIT A and EXHIBIT B attached hereto and made a part hereof, and as may exist in the Kearney Leased Coal in and under the lands subject to the Kearney Lease and in the Barrett Leased Coal in and under the lands subject to the Barrett Lease (being hereafter referred to, respectively, as the “Kearney Subleased Coal” and the “Barrett Subleased Coal”), said lands hereinafter referred to as the “Premises” and including, only to the extent of RUGER’s interest as conveyed to RUGER and RUGER’s predecessors in title and ownership, the right to mine and remove all the Coal underlying the surface without being liable for any injury or damage to the owner of the superincumbent soil and to said soil or anything therein or thereon from any and all causes whatsoever, or for surface subsidence caused by mining out the Coal or from not leaving pillars or artificial supports under said lands.”

3. The following sentence is added at the end of Section 1. of the Lease (entitled “GRANTING CLAUSE”), which makes such sentence the last sentence of Section 1. of the Lease: “RUGER subleases to Lessee, pursuant to this Lease, the Kearney Subleased Coal in and under the Kearney Lease and the Barrett Subleased Coal in and under Barrett Lease, and all the rights, interests, estates and privileges of RUGER in, to and under the Kearney Lease as it relates or pertains to the Kearney Subleased Coal and in and under the Barrett Lease as it relates or pertains to the Barrett Subleased Coal; and Lessee accepts such sublease and agrees to abide by, perform, and/or accept, as appropriate, all of the terms, conditions, provisions, obligations and liabilities of the lessee therein as they relate or pertain to the Kearney Subleased Coal and the Barrett Subleased Coal as if Lessee had been named the original lessee in the Kearney Lease for the Kearney Subleased Coal and in the Barrett Lease for the Barrett Subleased Coal.”

4. In connection with this Second Amendment, each Party agrees to prepare, execute, and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions and conditions of this Second Amendment.

5. This Second Amendment shall be interpreted as mutually drafted by all Parties and shall not be construed more severely against any Party as the preparer of the document.

6. This Second Amendment may be executed in any number of counterparts (including facsimile counterparts), all of which taken together shall constitute one and the same instrument, and any Party may execute this Second Amendment by signing any such counterpart(s).

7. Except as expressly modified and amended in this Second Amendment, all of the terms, conditions and provisions of the Lease, as amended, shall remain in place, in full force, and in effect.

IN WITNESS WHEREOF, each Party has executed this Second Amendment as of the Effective Date.

RUGER COAL COMPANY, LLC

By	/s/ John Dickinson

Name:	John Dickinson

Its:	Authorized Person

SUGAR CAMP ENERGY, LLC

By	/s/ Michael J. Beyer

Name:	Michael J. Beyer

Its:	CEO

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